Prospectus Supplement (Sales Report) No. 35 dated June 16, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 372817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372817	$15,000	$15,000	11.58%	1.00%	June 15, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372817. Member loan 372817 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	Jones Walker	Debt-to-income ratio:	22.37%
Length of employment:	1 year 6 months	Location:	New Orleans, LA

Home town:	Amityville
Current & past employers:	Jones Walker
Education:	Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt at a lower interest rate. In total I am consolidating 3 credit cards. I prefer to make one monthly payment and avoid the higher interest charges. I have invested money with Lending Club and it's a great service. As a lender as well I can assure you that timely payments will be a priority without question. I am an attorney with a stable job so I will be consistent in making monthly payments. I hope you will consider helping. Feel free to contact me with any questions.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,386.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you still have money invested in LC? IF so, why borrow at a high rate when you could sell your notes and use cash?	I do still have money invested in LC, but it is a small amount compared with what I need. It's only about $700, so I figured I would just leave that money where it is. I hope this answers your question. Thanks for considering my loan request.

Member Payment Dependent Notes Series 388347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388347	$7,000	$7,000	12.84%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388347. Member loan 388347 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,042 / month
Current employer:	Guardian Realty Mgnt	Debt-to-income ratio:	10.27%
Length of employment:	3 years	Location:	Germantown, MD

Home town:	Washington
Current & past employers:	Guardian Realty Mgnt, BAE Systems
Education:	Montgomery College

This borrower member posted the following loan description, which has not been verified:

Promised daughter I would take her on a Disneycruise. I had funding for the trip but evaporated with the down turn of the stock market and companies I invested with in their stock. Please help me keep a promise to my daughter for this trip I booked over two years ago before the market crashed.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,706.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 401406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401406	$4,200	$4,200	12.84%	1.00%	June 12, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401406. Member loan 401406 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Labcorp of America	Debt-to-income ratio:	18.37%
Length of employment:	9 years 2 months	Location:	HOUSTON, TX

Home town:	HOUSTON
Current & past employers:	Labcorp of America, Chase Bank of Texas
Education:	HCCS

This borrower member posted the following loan description, which has not been verified:

To lower my credit card intrest rate, so I can exclude all of my bills into one monthyly payment.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,215.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
After an obvious credit consolidation, what do you need the extra $7,785.00 for? Good Luck! Plasticman	The amount left over will be applied to the following accounts to lower my monthly interest rate and payments: Creditors Balance Macy???s $515.77 Home Depot $1,523.65 Visa $1,935.38 Clear $846.24 Bill Me Later $1,884.23 Total: $6,705.27

Member Payment Dependent Notes Series 405243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405243	$20,000	$20,000	14.11%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405243. Member loan 405243 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Pemboke Real Estate	Debt-to-income ratio:	23.62%
Length of employment:	1 year 8 months	Location:	Brighton, MA

Home town:
Current & past employers:	Pemboke Real Estate
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate all of my debt into one monthly payment. I paid my own way through undergraduate and graduate school and unfortunately accumulated a significant amount of debt in the process. I'd like to pay off the debt within 2-3 years. I have a never missed a payment on any of my outstanding debt and always pay more than the minimum due. I hope that by consolidating my debt I'll be able to reduce my interest rate and pay the debt off much faster.

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,738.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there. I am interested in helping to fund your loan, but have a couple of questions: - You have reported a high income. Could you please verify your income with Lending Club? (With the corresponding little asterisk placed next to the reported income, I think you'd have an easier time getting full funding.) I believe you just have to contact Lending Club and send in pay stubs or some other form of income proof to make this happen. - What is your job at Pemboke Real Estate? Real estate has been hit hard by the recession - so how secure is your job? - You are requesting a $20,000 loan, but your profile shows $30,000 in debt. Why not request more and pay off all your debt? Thanks and good luck!	Hi, thanks for your message. I was not aware that you could verify your income with Lending Club, but I agree that it's a good idea and would help with funding. I'll look into completing this today. I currently work in asset management (corporate real estate). The values of our assets have decreased in this market but that has a relatively low impact on my employment which I would say is very secure. The maximum loan through Lending Club is $25,000. I was able to get reduction on of my interest rates and will not be consolidating that portion of my debt. So, hence the $20K request. Thank you again for your questions/suggestion.
Thanks for the response! I have made an investment in your loan. Good luck in becoming debt-free! :)	Thank you.
I am also interested in funding your loan, but hope you can provide some additional detail. - Do you have any other monthly payments other than credit cards (eg. car loan)? - What is the current rate on your credit cards? - How much is your rent? Thanks!	Hi, thank you for your interest in funding my loan. In response to your inquiries, I do have a car loan. The outstanding balance on the loan is $5,660 and it matures in December 2012. The monthly payment on the loan is $156 but I usually pay $175-$200/month. I have student loans through Sallie Mae and ACS which amount to $553/month. I have a level payment plan which means I pay the maximum monthly amount due, as compared to a graduated or income sensitive plan. The current rates on my credit cards range from 9.99%-19.99%. Monthly rent is $1,000.00

Member Payment Dependent Notes Series 406210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406210	$15,000	$15,000	11.58%	1.00%	June 12, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406210. Member loan 406210 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	SMK Tri-Cities	Debt-to-income ratio:	4.80%
Length of employment:	1 year 10 months	Location:	Kennewick, WA

Home town:
Current & past employers:	SMK Tri-Cities
Education:	Central Washington University, Yakima Valley Community College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help purchase a $50,000 home that with a little money and a lot of work will be worth over $90,000. The rest of the money to purchase this home will come from my home equity line of credit and savings. My husband and I have great credit and have a great deal of experience fixing up property. Our current home was purchased for 52,000 and is now worth over 85,000. We plan on fixing up this home and living there since it is much larger than our current home. We tried to get financing for this property however due to the repairs needed for the property the bank declined our loan. Please help us get this house!

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,531.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the income listed just your's, or both your's and your husband's?	That is just my income. My husband makes 2400 gross per month as well. We will have no problem paying off this loan. We both have little personal debt and our current mortgage is less than 500 per month.

Member Payment Dependent Notes Series 408248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408248	$11,300	$11,300	14.42%	1.00%	June 15, 2009	June 14, 2012	June 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408248. Member loan 408248 was requested on May 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,706 / month
Current employer:	LifeNet Inc.	Debt-to-income ratio:	22.29%
Length of employment:	5 years 11 months	Location:	Royal, AR

Home town:	Little Rock
Current & past employers:	LifeNet Inc.
Education:	Hendrix College, National Park Community College, University of Arkansas for Medical Sciences

This borrower member posted the following loan description, which has not been verified:

I am a 27 year old paramedic in good health and working for a strong, growing company. I also work part-time as a firefighter. I am single, childless and have no financial responsibility other than for myself. I have, however, been assisting my family with some health expenses of late. Unfortunately, this resulted in my taking on some rather unsavory credit card debt. I can afford the debt, but now I am resolved to pay it off. My goal with full funding is to pay off my credit card and have enough left over for a down payment towards buying a home. I qualify for the $8000 tax credit and would use that money to pay my car note. Result: debt-free homeowner in 3-4 years!

A credit bureau reported the following information about this borrower member on May 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,672.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You sound like an extremely responsible person. Can you tell me why your credit score is not higher?	I've tried to answer this question several time, but it must have been too wordy. Being brief, I'm not sure why. I had a problem with auto pay with my cell phone bill and was late by more than 30 days 3 times. I have a credit card nearing it's maximum. I was sent to collections over a medical bill I thought car insurance had paid for. Thank You for your question and consideration.

Member Payment Dependent Notes Series 408958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408958	$1,500	$1,500	11.89%	1.00%	June 11, 2009	June 14, 2012	June 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408958. Member loan 408958 was requested on May 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	n/a	Debt-to-income ratio:	16.87%
Length of employment:	11 months	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	Capgemini
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

Hi - I'm currently in a lease that doesn't expire until 7/31/2009 and I plan on moving in with a friend on 7/1/2009. I need a loan to cover my last month's rent at my old apartment. I didn't plan for this financially because I thought my lease would be over on 7/5, which is 12 months since my move-in date. I have been told that this is not the case and that I'm obliged for the month of July rent-wise.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	59
Revolving Credit Balance:	$962.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Do you have a job? If so, what do you do there? Art	I am employed by a consulting company called Capgemini. I am into my 12 month there as an IT consultant. I get contracted out to companies to help them design, implement, and test new software solutions for them.

Member Payment Dependent Notes Series 409062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409062	$15,000	$15,000	12.53%	1.00%	June 12, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409062. Member loan 409062 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	JWT	Debt-to-income ratio:	9.45%
Length of employment:	2 years	Location:	BRONXVILLE, NY

Home town:	Brooklyn
Current & past employers:	JWT, Gotham Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Loan purpose is to consolidate several debts and ease the burden of various monthly payments and interest rates.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	20
Revolving Credit Balance:	$32,239.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income with LC?	86K
What is JWT? What are the prospects for that business and your position? Thanks much!	JWT is a full service global advertising agency - one of the largest in the world. Our parent company is WPP and we continue to see significant growth, even in this trying economic climate. I am exec. asst. to the North American COO and my position is secure. Thank you.
Can you please explain the delinquency from 20 months ago on your account? Also, will you be using this loan to pay down credit card debt? If so, what are the interest rates on the cards you are paying down? Thanks!	I'm sorry but I do not even remember the one delinquency on my record from 20 months ago. I have to believe it was either a lost billing statement or one that may have arrived while I was away. That is my best guess. I will be applying this loan to paying down credit card debt - the interest rates vary. I do not have that information handy at the moment, but I would prioritize and pay down the cards with the highest interest rate. Thank you.

Member Payment Dependent Notes Series 409231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409231	$7,000	$7,000	13.79%	1.00%	June 15, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409231. Member loan 409231 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	fk bearings	Debt-to-income ratio:	22.28%
Length of employment:	20 years	Location:	SOUTHINGTON, CT

Home town:	southington
Current & past employers:	fk bearings, caval tool
Education:

This borrower member posted the following loan description, which has not been verified:

not sure what to write here.....

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,205.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
not sure what to write here..... How about what the loans is for?	this loan is for personal needs...
If I may provide one lender's point of view. A borrower is a person I do not know who going to be entrusted with MY money. This is a large risk. As a steward of that money, I want to know how it will be used and be confident that I have a reliable borrower. I want as much information as possible. Otherwise, I move quickly on to the next listing. This time, I stayed long enough to offer some friendly advice. I hope it helps.	this loan will be used for elective surgery for my wife...
it looks as if you own your home outright/no mortgage payment. is this correct? also does your wife have any debt or sources of income? thanks	we have no housing costs.my wife does work and does have debt.i would just like this loan in my name though....

Member Payment Dependent Notes Series 409527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409527	$10,000	$10,000	12.84%	1.00%	June 12, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409527. Member loan 409527 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Alta Bates Medical Center	Debt-to-income ratio:	17.26%
Length of employment:	3 years 10 months	Location:	Oakland, CA

Home town:	Lancaster
Current & past employers:	Alta Bates Medical Center, Kaiser Permanente, BC Laboratories, Kern Medical Center
Education:	Mills College, Bakersfield College

This borrower member posted the following loan description, which has not been verified:

I am a responsible Registered Nurse who is a mother of a child with special learning and emotional needs. Ever since she started attending her current private school that caters to children such as herself, she has grown in every way possible. She suffers from severe anxiety disorder, social phobia, and has an expressive speech disorder. Public schools are just too large for her; it is crucial that she attend a small school with special accommodations. Private school however has cost a small fortune, and we have had to finance it. I work very hard, and I am proud of what I do. I wasn't always responsible with my finances. I have a past bankruptcy discharged in 2001. Since then however, I learned quickly from my mistakes, and my credit has not only been repaired, but is good. I earn about 7400 monthly gross salary and an additional 200/month from child support. Of course, I have bills to pay, the breakdown looks like this: Monthly net income: $ 5500 Monthly expenses: $ Mortgage/HOA: $ 2343 Insurance (home/auto): $ 200 Car expenses (including gas/toll): $ 600 Utilities/phone/internet: $ 200 Food (raising a teenage daughter) : $ 400 Clothing, household expenses $ 60 Credit cards and other loans: $ 750 TOTAL : $ 4363 I have a nice cushion available to pay off my debt, and a "student" loan will of course be integrated into the already existing expenses. My main goal at this point is to get my daughter through high school so she has a better chance in life. Hopefully you can take my case into consideration. Thanks -M

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,435.00	Public Records On File:	1
Revolving Line Utilization:	23.00%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Credit Balance $6,435.00 PLS GIVE DETAILS	This would be most likely credit card debt.
I am another single mother of a special needs kid & also a nurse. My only question is: don't these private schools cost $30,000 per year and up? It seems like the $10,000 will only be a drop in the bucket, and that you'll need a great deal more over the coming years.	Yes the school is very expensive. With financial aid and scholarship my part of the cost is about $15,000. I will be paying part of it out of pocket, and the rest I need to finance. She has two years left to graduate. Good question :) ! -M

Member Payment Dependent Notes Series 409611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409611	$20,000	$20,000	11.58%	1.00%	June 11, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409611. Member loan 409611 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,221 / month
Current employer:	CAREFISRT	Debt-to-income ratio:	3.93%
Length of employment:	5 years 11 months	Location:	WASHINGTON, DC

Home town:	WASHINGTON
Current & past employers:	CAREFISRT
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to pay off my existing credit card debt at a more affordable rate. I have always maintained an excellent credit rating and I'm sure that you can see from my credit history that I'm responsible with my credit.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,873.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you requesting $24,000 when you only have $9,800 in CC debt? Can you verify your income with LC?	Yes, I can verify my income. If my loan is fully funded, I'd also like to buy a car. If I only receive the amount to refinance the credit card, that will be fine.

Member Payment Dependent Notes Series 409658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409658	$3,600	$3,600	9.63%	1.00%	June 11, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409658. Member loan 409658 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	R and D Systems Inc.	Debt-to-income ratio:	1.24%
Length of employment:	8 years 11 months	Location:	SOMERSET, WI

Home town:	Shell Lake
Current & past employers:	R and D Systems Inc., Hosokawa Bepex Corp.
Education:	University of Wisconsin-Eau Claire

This borrower member posted the following loan description, which has not been verified:

Debt consolidation.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,919.00	Public Records On File:	1
Revolving Line Utilization:	19.80%	Months Since Last Record:	42
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you elaborate on your situation and how you plan to consolidate your debt?	Sure. I have been out ofwork for the past month and am currently on medical leave. It takes time for the short term disability to get finalized so I can get reimbursed a good portion of my normal pay. I am still waiting for that first check, and my last check was a mere $60.90. I need a little boost for the pay (%) that I will be losing due to short term disability. I plan to pay my 2 credit cards in full, rather than consolidate. I guess 'paying off credit card debt' would have been a better term than debt consolidation in this case. Thank you.
Hi. Can you comment on the public record on file? Thanks.	I assume you are referring to my credit history? What in particular would you like me to comment on? I have had some history of revolving credit, but it would be common sense for me to use this (lesser interest) loan to pay of high interest (>21%)debt, improve my credit, and compensate my lost wages as a result of short term disability from work. Thanks.

Member Payment Dependent Notes Series 409769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409769	$7,700	$7,700	12.53%	1.00%	June 15, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409769. Member loan 409769 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,034 / month
Current employer:	New York City Department of Education	Debt-to-income ratio:	13.43%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:	Athens
Current & past employers:	New York City Department of Education
Education:	Baylor University

This borrower member posted the following loan description, which has not been verified:

Motorcycle purchase. I have additional income in my wife's salary, but didn't include it in the loan application because I didn't want her to be a co-borrower.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	50
Revolving Credit Balance:	$16,343.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention your wife's income. Can you give additional details on wife's income/debt? Thank you.	Certainly, although I do not want her to be on the loan with me. She makes approximately $50,000/year. Her only debt is that of a school loan and a single credit card.
Don't you get better rates from a regular bank for a motorcycle loan? Why Lending Club?	I talked with my bank. The smallest amount they would loan for a motorcycle loan is $10,000. (Which I found ridiculous.) I found Lending Club through LendingTree.com. Also, a fringe benefit to this loan is that I can hold the title for the motorcycle in hand.

Member Payment Dependent Notes Series 409963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409963	$8,400	$8,400	11.89%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409963. Member loan 409963 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Paul, Hastings, Janovsky & Walker	Debt-to-income ratio:	10.78%
Length of employment:	1 month	Location:	Washington, DC

Home town:	Hollywood
Current & past employers:	Paul, Hastings, Janovsky & Walker, Georgetown University Law School
Education:	University of California-Los Angeles (UCLA), Georgetown University Law School, Georgetown Public Policy Institute

This borrower member posted the following loan description, which has not been verified:

This is a loan to purchase a used motorcycle so I can commute around Los Angeles while working as an attorney for the prestigous law firm Paul, Hastings, Janovsky & Walker.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,083.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You've stated a fairly high income, will your send lending club your W2 to verify it?	I am a summer associate at the law firm I at Paul Hastings. The summer associate salary is the pro-rated salary of my starting salary of $160,000 per year. This is the standard starting salary for first-year associates at all major law firms. After this summer, I will be heading back to Georgetown Law to finish up my degrees. I will then start as a full-time lawyer. This base salary does not include an annual bonus, which frequently is around 30% of the base salary. I do not have a W-2 to submit. I could submit a paystub to verify, however, I doubt it would make be available before the loan closes. That said, I believe it is easy to verfy what the starting salary for a first year associate at the website vault.com.
when do you graduate? how will you pay for your loan when you are back in school?	I graduate in spring of 2010. I get plenty of funding from my scholarship and a few student loans. Making the monthly payments will not be an issue. I will also have substantial reserves in any event.

Member Payment Dependent Notes Series 410010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410010	$2,100	$2,100	12.21%	1.00%	June 15, 2009	June 14, 2012	June 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410010. Member loan 410010 was requested on May 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	BioLegend, Inc.	Debt-to-income ratio:	0.39%
Length of employment:	6 months	Location:	San Diego, CA

Home town:	Mission Hills
Current & past employers:	BioLegend, Inc., FFA Sciences, The Scripps Research Institute, University of California- San Francisco Department of Anaesthesiology
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

I am a responsible professional who will pay the loan back in a timely manner. I make all my payments on time and have a very low debt to income ratio.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$569.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 410080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410080	$6,500	$6,500	11.89%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410080. Member loan 410080 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,293 / month
Current employer:	Toyota Financial Svcs	Debt-to-income ratio:	8.47%
Length of employment:	1 year	Location:	Baltimore, MD

Home town:	Silver Spring
Current & past employers:	Toyota Financial Svcs, spicer & associates
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I need a motorcycle loan.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,763.00	Public Records On File:	1
Revolving Line Utilization:	33.20%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 410093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410093	$8,000	$8,000	12.53%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410093. Member loan 410093 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	Sentara Obici Hospital	Debt-to-income ratio:	21.85%
Length of employment:	8 years	Location:	Windsor, VA

Home town:	Norwalk
Current & past employers:	Sentara Obici Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to help my daughter finish with Nursing school so she can get on her feet the right way. I always pay my bills on time and most of the time I pay my bills off as soon as I get them. I am just a father that wants to be able to help my child in ways that I was unable to help her growing up. Thank you for your support. I really want to help her out the best I can

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	41
Revolving Credit Balance:	$12,806.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 410208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410208	$4,000	$4,000	10.95%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410208. Member loan 410208 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	9.00%
Length of employment:	4 months	Location:	North Richland Hills, TX

Home town:	Dallas
Current & past employers:	JPMorgan Chase & Co.
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I am going on a soccer trial in the middle of July to play for two weeks in front of soccer scouts, coaches, and agents in Newcastle, England. I need this money for a plane ticket, lodging for the two weeks, food, and the trial itself.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,142.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you briefly explain your soccer background that got you to this point? Did you play in the USSF Development academy, state/regional/national championship teams (USSF, US Club, Super-Y/20, other), ODP, regional/national teams, college? Is this an open or invite-only tryout?	Invite only trial, I didn't play in the developmental camp in Bradenton, Florida and was not a generation adidas player. I was region and state ODP. Had major injuries my sophomore and junior year of high school so that inhibited my ability to be recruited by top schools like maryland, smu, indiana, etc. I was recruited by USF, USD, UD, UT-Dallas, but opted to stay closer to home and play for Trinity University. They have been consistently the top ranked division three program in the country and in friendlies have beaten division one teams such as university of new mexico.

Member Payment Dependent Notes Series 410236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410236	$18,500	$18,500	13.16%	1.00%	June 11, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410236. Member loan 410236 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Home Decorators Collection	Debt-to-income ratio:	21.67%
Length of employment:	6 years 2 months	Location:	Saint Charles, MO

Home town:	Saint Louis
Current & past employers:	Home Decorators Collection
Education:	Quincy University

This borrower member posted the following loan description, which has not been verified:

Would like to have money to consolidate my credit card debt and have some money for a down payment in order to buy a house by the end of November in order to qualify for that $8000 housing credit. I could probably have my cards paid off by November but then have no money left for a down payment. Would also like the convenience of only having to pay one place. Thanks for taking a look.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,983.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
just a note: If you already own as home, as you show; then you are not eligible for the $8k credit. It is for first-time home buyers only as far as I am aware. Question 1: If you do currently own a home, are you planning on selling it in order to buy a new home? (what are your monthly payments today and what do you expect future monthly payments to be?) Question 2: What was the primary contributor for the $25k in revolving credit you currently have (was it one large ticket item, or is this a cumulation of smaller debt)? How are you paying this off monthly (what amount do you pay this down each month)?	Eric, Thanks to taking the time to check out my profile. I appears at though I am fully funded but will answer your questions anyway since you took the time to ask. About the home I don't own and I did indicate that to Lending Club when I faxed my pay stubs and HR information. I currently live where I have no rent and no mortgage so it was the only option showing I don't have a payment. About the debt it was a bunch of smaller items going back a few years. Trips, food, tickets, just being young and irresponsible. Now it is time to grow up and pay the piper. It'll take work but I'm willing to put it in. I pay about $1500 a month toward bills and $430 for car payment. The car payment ends 4 months from today actually. Thanks again taking a look.

Member Payment Dependent Notes Series 410558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410558	$11,500	$11,500	11.58%	1.00%	June 12, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410558. Member loan 410558 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,937 / month
Current employer:	State Attorney's Office	Debt-to-income ratio:	23.70%
Length of employment:	8 years 8 months	Location:	TITUSVILLE, FL

Home town:	Akron
Current & past employers:	State Attorney's Office
Education:	Florida Metropolitan University at North Orlando, Valencia Community College

This borrower member posted the following loan description, which has not been verified:

Consolidate credit cards into one payment and lower interest

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,050.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the rate of the debt you are refinancing with this loan?	I owe 10000 to chase and 2000 to Target. Monthly payment is about 650. I will be paying off chase completely and putting the balance on the Target card. Then I will be using the extra 250 to pay off Target and get away from the credit cards completely. Then I want to apply the extra 250 to this loan to help get out of debt before the 3 years. Thanks for the consideration and support.
Could you please indicate your current credit card balances, monthly payment now, interest rates, and which ones you are paying off. Thank You	I owe 10000 to chase and 2000 to Target. Monthly payment is about 650. I will be paying off chase completely. Then I will be applying the extra 250 to pay off Target and get away from the credit cards completely. Chase is raising my interest to about 23% to "maintain profitability on my account". That is from 13%. The Target card is about 21%. I hope to show them how their profitiability will work by paying them off and canceling the card. Then I want to apply the extra 250 to this loan to help get out of debt before the 3 years. Thanks for the consideration and support.
I'm sorry I"m not completely understanding your strategy. You are borrowing $11,500 under this loan. You have $12,000 in credit card balances. You refer to "paying off chase completely and putting the balance on the target card." But there should be no balance to move to the target card because chase will be replaced by this loan. Also, you refer to "the extra 250" two times in your response. What do you mean by the "extra 250."	The balance of the loan to the Target card. 10000 to chase and then the following $1500 to Target. I am not moving balance from credit card to credit card. I am paying roughly about $650 a month to credit cards now. The payment for this loan would be a little over $400/month. That leaves me with $250/month that I am already spending. I want to apply that to the Target to pay it off and then put the $250 extra a month that I am used to paying anyway to this loan to get rid of the balance faster. I have a year left on my car and that will be an extra 300/month to go to this loan and also student loans. My goal is to be completely out of debt in 3 years. I am getting nowhere with the credit card balances now and want to get away from them. After they sent me a letter saying they were raising the interest rate, I realized I need to get away from them. That's my first step to being out of debt. I hope this clarified what I meant. If you have any other questions, please let me know. I am using a shared computer this morning at work and trying to get a quick response to emails because there is a day left until the expiration date is met. THANKS AGAIN.

Member Payment Dependent Notes Series 410564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410564	$7,000	$7,000	8.00%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410564. Member loan 410564 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,690 / month
Current employer:	Southern regional medical center	Debt-to-income ratio:	8.64%
Length of employment:	5 years 5 months	Location:	RIVERDALE, GA

Home town:	Hartwell
Current & past employers:	Southern regional medical center, Ramada Inn Convention Center
Education:	State University of West Georgia

This borrower member posted the following loan description, which has not been verified:

Used to improve home

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,332.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your employment secure at Southern regional medical center? What is your profession? What are your monthly expenses? Have you verified your income with Lending Club? Thanks and good luck.	I am a phlebotomist, been at the hospital for over 5 yrs. Monthly expenses run me about $900. Bank account has been verified. Thanks for the questions.

Member Payment Dependent Notes Series 410670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410670	$10,000	$10,000	11.26%	1.00%	June 12, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410670. Member loan 410670 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Progressive Incorporated	Debt-to-income ratio:	20.06%
Length of employment:	2 years 6 months	Location:	Fort Worth, TX

Home town:	Fort Worth
Current & past employers:	Progressive Incorporated, Natcom, Inc, RHI Management Resources
Education:	Indiana Univeristy, The University of Dallas

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my current credit card debit in conjunction with refinancing my home. The refinancing of my home is in progress. I have owned my home for the past 12 years. Basically, I would like to simplify the repayment of all my debt. I have always repaid my debt on time and my credit records with FICO scores are good to excellent. I am employed full-time as a Controller in the aeronautics industry and have been with my current company for 3 years. I also teach accounting as an adjunct instructor at a local community college.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	65
Revolving Credit Balance:	$3,404.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Funny your Credit history does not show 10k worth of debts. Can you breakdown the different areas that the 10k would be used for?	Thank you for asking your question. I'm not quit sure which credit reporting agency's report is being used to generate the credit history reflected by Lending Club: Transunion, Experian, Equifax or a combination of the three. The accounts I would like to consolidate consist of two Master Cards totaling $1,400, three gasoline credit cards totaling $1,600 and a personal loan from HSBC amounting to $7,000. All of these accounts are carrying abnormally high interest rates that far exceed the rate I am being offered by Lending Club. Again, I appreciate your question.
A lower rate (per previous answer) through Lending Club is nice. But it could become just one more account, and free up your cards for increased use. What changes are you making in order to prevent higher debt?	Thank you for your question. I have certainly considered your observation as an issue. I would achieve nothing by replacing old debt with new, even if at a lower rate, if I were not prepared to make changes in my spending patterns. It's the old adage, and I paraphrase, "one shouldn't borrow money to pay back borrowed money." However, I have taken steps in my overall lifestyle and re-priortized my wants and needs to eliminate the need to use the old available sources of credit. Again, thank you for your question.
Thank you for answering. What steps have you taken?	1. I have refinanced my home, replacing a 9.75% 30-year fixed mortgage with a 5% 30-year fixed mortgage effectively reducing my monthly payment by $250. 2. I have changed my electric energy provider reducing my monthly energy expense by $150. 3. I am making a concerted effort to limit my driving to occupational needs. 4. Entertainment expenses, i.e. movies and dining, out have been replaced with free cable movies and meals taken only at home. 5. I've given up smoking. I appreciate the additional question.

Member Payment Dependent Notes Series 410714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410714	$18,000	$18,000	12.53%	1.00%	June 12, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410714. Member loan 410714 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	KAYE-SMITH	Debt-to-income ratio:	3.66%
Length of employment:	8 years	Location:	Federal Way, WA

Home town:	Van Nuys
Current & past employers:	KAYE-SMITH, Premera Blue Cross
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off Credit Cards and stop using them so I have one payment. After an 11 year living situation I had to move out and set-up my own house from scratch and it has cost me more than I thought.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,220.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you just buy a home? You stated you had to move out, but show a mortgage?	Yes just purchased my own house alone. I also co-own a vacation house in Leavenworth. I co-owned a house in Covington but was bought out.
Could you explain the 5 inquiries in the last 6 months?	I am Account Manager @ Kaye-Smith. Mortgage $1594, Mortgage + Expenses for my vacation home 1021. Monthly Utilities $500 Credit Card Debt $20000
What do you do at Kaye-Smith? Can you provide a monthly breakdown of all expenses you pay by category including debt and mortgage?	Just answered this question

Member Payment Dependent Notes Series 410780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410780	$9,000	$9,000	12.21%	1.00%	June 15, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410780. Member loan 410780 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	11.40%
Length of employment:	2 years 11 months	Location:	Queens, NY

Home town:
Current & past employers:	JPMorgan Chase & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am looking for a loan to consolidate credit card balances in order to smooth my monthly payment stream and improve my overall interest rate. Reason: Instead of having keep track of several payments a month, I'd rather make one bulk payment, while simultaneously lowering my effective rate. I will not be incurring additional debt with this loan; instead, it will help me eliminate 5 entire credit card balances. About Me: I work in finance in a large global investment bank in a stable sector (our group continues to hire new employees) with a salary of $80k and was recently promoted at the beginning of '09. I have liquid savings of $15k. I have never missed a card/loan payment and track my finances very meticulously.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,014.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have to ask, why not use the 15k to pay off the credit cards?	I highly value a savings cushion in case of emergency, so I would rather keep it intact instead of using it to pay off bills. Thanks.

Member Payment Dependent Notes Series 411092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411092	$6,000	$6,000	9.63%	1.00%	June 15, 2009	June 14, 2012	June 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411092. Member loan 411092 was requested on May 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	R.R. Donnelley & Sons	Debt-to-income ratio:	8.35%
Length of employment:	1 year	Location:	Danville, KY

Home town:	Danville
Current & past employers:	R.R. Donnelley & Sons, American Tokyo Rope (ATR)
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate the remaining balance on two credit card balances and for home improvement. I have been married for 33 years with one son, who is currently serving the country in the Air Force. I worked for A.T.R. , a wire manufacturer for 27 years before they went out of business due to the economic downturn. I am currently employed with a publishing company for the past year. I am financially stable and responsible. Looking to payoff some credit card debt and add a sunroom to my home. I am coming to the lending club community to help me build a nice sunroom to enjoy a cold glass of iced tea. I will answer all question from potential lenders at my earliest convience. I thank you for viewing my listing.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	52
Revolving Credit Balance:	$17,737.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411206	$8,000	$8,000	12.53%	1.00%	June 16, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411206. Member loan 411206 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	City of Richmond	Debt-to-income ratio:	16.25%
Length of employment:	15 years 4 months	Location:	Richmond, VA

Home town:
Current & past employers:	City of Richmond
Education:

This borrower member posted the following loan description, which has not been verified:

CC company just raised rate- want to reduce and pay off.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,821.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi jillabarber1, Can you explain your high revolving credit utilization? Is a good portion of it a HELOC or HEL? What rate did they raise your credit card interest too?Also if I new your mortgage payment it would give me a better idea your monthly budget/cash flow. Thanks, samos	Good portion of revolving credit is HELOC which is at great rate. Juniper bank raised interest rate to 21%, then 25% when I paid 1 payment late by 1 day! They will not negotiate so I thought I'd pay it off and close the account vs. transferring the balance to another card.
Hi Jillababer1, I can relate to a credit card jacking the rate. I was late by 2 days and it went from 0% to 29.99% three years ago. Luckily, I had the money to pay it off. Thanks for the answer and I have invested in your loan. Thanks.	Thank you too.
Could you please detail your monthly budget? (ie, rent, utilities, entertainment, food, etc.) How did you accrue 50k in debt and what habits are you changing to avoid further indebtedness? Thank you.	New job, new house. Paying off debt by paying off high interest credit first, closing the account and moving to HELOC.
In your profile, your length of employement is listed as 15 years 4 months, but in the answer to a prior question you mention that you have a new job. Can you explain any further?	In addition to my 9-5 job, I've started a small business, which is profitable this year. Unfortunately, I work in the Construction/Real Estate field, so just growing, but much slower than anticipated.
When you pay off the cards, don't close the accounts. Just leave them open. Closing lines of credit will hurt your score because it negatively impacts your debt to available credit ration. Just cut the cards up and leave the accounts open.	Thanks.

Member Payment Dependent Notes Series 411220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411220	$15,600	$15,600	12.21%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411220. Member loan 411220 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Mesquite ISD	Debt-to-income ratio:	4.06%
Length of employment:	7 years	Location:	DALLAS, TX

Home town:	Plattsburg
Current & past employers:	Mesquite ISD
Education:	Southern Methodist University, Amberton University

This borrower member posted the following loan description, which has not been verified:

PREVIOUS:I have two credit cards whose interest rates are high due to spending by a second party. I would like to consolidate these and pay the debt off early. I am a teacher with a solid income and no dependents. I rent, and have a second income during the summers. NEW: I had this loan request listed and was under the impresssion that my bank account waa verified, and unfortunately the lising expired while I was out of town. I am relisting with the same intent and description.

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	40
Revolving Credit Balance:	$16,594.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please can you get your income verified. Contact Lending Club Customer Service, and follow the instructions for submission of tax-return or W-2 or pay-slip.	My income can be verified by checking our school website: www.mesquiteisd.org/phs to ensure that I am employed at the school, then you may check our district's website at www.mesquiteisd.org and view the posted salaries for teachers with 9 years experience (which I have). It is all accessible to the public.
The "second party" that caused your rates to be high - was that a person who had access to your cards? If so, will this person continue to have access to your credit and cause problems for you?	No, that person no longer has access to my cards or anything else. I am the sole user on my credit cards, and sole occupant of my rented duplex.

Member Payment Dependent Notes Series 411233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411233	$22,200	$22,200	12.53%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411233. Member loan 411233 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	FHI INFO SOLUTIONS INC	Debt-to-income ratio:	20.61%
Length of employment:	1 year 1 month	Location:	LANCASTER, PA

Home town:	MILLVILLE
Current & past employers:	FHI INFO SOLUTIONS INC, VANGUARD Mutual Funds
Education:	Rowan University

This borrower member posted the following loan description, which has not been verified:

The credit card was used for a home improvement work. I always pay my bills on-time. I don't pay late or default.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,294.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 411236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411236	$10,000	$10,000	11.26%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411236. Member loan 411236 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	OFFICEALLY.COM	Debt-to-income ratio:	12.16%
Length of employment:	3 years	Location:	LAKE FOREST, CA

Home town:	sacramento
Current & past employers:	OFFICEALLY.COM
Education:	American River College

This borrower member posted the following loan description, which has not been verified:

High integrity

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,389.00	Public Records On File:	1
Revolving Line Utilization:	28.10%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Could you shed some light on the records? What's your position at the firm? Thanks.	Senior Programmer Analyst , back end server programming, multi threading
Hi, You have not answer the question regarding the record 87 months ago? Thanks.	I dont know what that 87 months ago Last Record is
Please provide more detail about the debts you are consolidating. Thank you.	about a 1 1/2 years ago...i applied for a loan to purchase a harley davidson and pay off credit cards.. i was ok'd (capital one) but capital one sent me the wrong paper work.. and the time frame to purchase the harley was short...so i sent the paper work back and they sent it to the wrong address... So i borrows 9,000.00 from a friend and had to pay it back in 3 days...at which time i got a high interest quick loan to balance everything out..cause capital one messed up in the 1st place...ive paid on the high interest loan for over a 1 1/2 years now and paid off another loan...now i want to dump this high interest loan and pay off 2 credit cards and cut one of them up Hope that explains

Member Payment Dependent Notes Series 411258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411258	$9,800	$9,800	13.79%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411258. Member loan 411258 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	Napa Smith Brewery	Debt-to-income ratio:	23.92%
Length of employment:	3 years	Location:	Napa, CA

Home town:	San Jose
Current & past employers:	Napa Smith Brewery
Education:	City College of San Francisco, Expresion center for new media

This borrower member posted the following loan description, which has not been verified:

I need to get rid of me credit cards. I want to be dept free, but with the amount i owe and the interest they charge it will be a very long time for me to get out of debt. The money will go to pay off my credit cards and cancel them. I have a great job with a great company. This loan will help me to reach my goal of becoming debt free.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	29
Revolving Credit Balance:	$29,330.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, your revolving credit balance is 29330, how can 9800 make you debt free?? thanks	A lot of that dept is from a car loan. The money i hope to borrow is to payoff credit cards, and eliminate that part of my debt. I hope that helps in making your decision.

Member Payment Dependent Notes Series 411282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411282	$2,150	$2,150	13.47%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411282. Member loan 411282 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	J R Dunn Jewelers	Debt-to-income ratio:	15.01%
Length of employment:	6 years 8 months	Location:	MIAMI, FL

Home town:	Richmond
Current & past employers:	J R Dunn Jewelers, Littman Jewelers
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I will use the money to take my Girlfriend,on a dream vacation to celebrate our 10th anniversary together. I am a very hard working responsible person.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	69
Revolving Credit Balance:	$27,385.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of work do you do at the Jewelers?	Type your answer here.I am a sales professional of Diamonds,Bridal,fine designer jewelry,Rolex watches,and other fine Swiss timepieces.I am the number one salesman in our store for the past four years.
Why is your revolving credit balance so high? Please provide Lending Club with a copy of your pay stub to verify your income, its very important to get an * by your income. It will entice more lenders to consider funding your loan. Thank you!	Type your answer here.I always pay more that the minimum payment,but some of my credit holders have high,interest rates,that is why I went to lending club for a lower rate.

Member Payment Dependent Notes Series 411439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411439	$15,000	$15,000	10.95%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411439. Member loan 411439 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Independent Electric Supply	Debt-to-income ratio:	5.73%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:	Florence
Current & past employers:	Independent Electric Supply, Billows Electric Supply
Education:

This borrower member posted the following loan description, which has not been verified:

I have previously requested a loan of 10,000 and have been approved, but I have decided to increase the loan a few dollars to pay off my car as well. Thank you,

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,842.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am not clear about the status of your borrowing with LC. --- Are you saying that you have already been approved for $10k and are asking for an increase of an additional "few dollars" --- $5k for a total of $15k? What is the current interest rate you are paying on your auto loan? Thank you in advance for a timely response.	I guess it is a little confusing. I originally sent a request for 10K but changed my mind and increased it to 15K before I actually went through the application process. My auto loan is 7%.
Why are you planning to pay off a 7% Auto Loan with some of the money from a 10.95% loan? You would be paying more interest on the new loan. Also, can you have Lending club verify your income.	I will be able to drop collision insurance on my car which will save me $1500 a year, which covers all the interest on the loan. They are more than welcome to verify income.
What happens to your car without collision coverage if you get into an accident with it? How do you expect to have funding to repair or replace it without the insurance?	I don't actually drive that much since I live and work in the city. I have had liability on most of my cars most of my life and never had any issues. Of course there is always a chance that something could happen, but I am very comfortable with out having collision insurance.
Can you provide a breakdown of all expenses per month by category?	Total expenses are around $2700 a month.

Member Payment Dependent Notes Series 411440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411440	$3,600	$3,600	11.89%	1.00%	June 16, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411440. Member loan 411440 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	n/a	Debt-to-income ratio:	15.02%
Length of employment:	n/a	Location:	Flint, TX

Home town:	Jackson
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

My fiancee and I want to have a really nice wedding but we are coming up a little bit short and would like some help.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,689.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is themonthly income of $4333 one or both of you?	$4333 a month is my gross income. My spouse makes $3200 a month.

Member Payment Dependent Notes Series 411444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411444	$9,600	$9,600	12.21%	1.00%	June 15, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411444. Member loan 411444 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Google Inc.	Debt-to-income ratio:	9.48%
Length of employment:	2 years 8 months	Location:	Niles, IL

Home town:
Current & past employers:	Google Inc.
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

Hi Lending Club Community, I'm looking for a personal loan to pay off a Chase credit card and a Bank of America line of credit. Both banks have raised their APRs and I'm looking to consolidate the debt with a loan from investors such as yourself. I'm a responsible individual w/ a great job who is just looking for more simplicity my life. Thanks for looking!

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,612.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Out of curiosity, what have they raised your rates to(What card? Chase freedom, Chase BP, Chase Platinum)? Why the high revolving line utilization? What do you do for Google? How secure is your current job? The inquries in the last 6 months where for balance transfers or for new lines of credit, and did they approve you? Are you planning to keep those credit lines open, closed or simply not use them?	My revolving utilization consists of ~10000 in a Bank of America credit line and ~4000 in an Chase Amazon Credit card. My Chase Amazon card has gone up to 17% while my Bank of America is at 14%. I will be using the loan to pay down all of my Amazon and apply the rest to my BOA account. The inquires were for 1) A credit line increase (chase does a hard pull) which was declined (and it was after this request, that Chase raised my interest rate). And 2) Capital One credit card (approved) which I applied for after the credit line increase declined from Chase. I am a project manager for Google and my job is secure. I plan on keeping the credit lines open. (My credit score will suffer if I close the lines).

Member Payment Dependent Notes Series 411492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411492	$25,000	$25,000	11.89%	1.00%	June 16, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411492. Member loan 411492 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Delphia Consulting, LLC	Debt-to-income ratio:	5.47%
Length of employment:	7 years 5 months	Location:	Westerville, OH

Home town:	Tallmadge
Current & past employers:	Delphia Consulting, LLC, NEtmap Analytics
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate debt loan

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,546.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) If you get your income verified, it will promote confidence among lenders. 2) Would you please comment on what you intend to pay off with this loan, and how that will affect your overall monthly payments and eventual debt pay off. Thank you.	1. I have submitted my income verification as of this morning. 2. I intend to consolidate my credit debt, and a loan listed on my wifes SSN. Overall my current payments on this debt is $1070/month. This loan will actually lower my payment overall.

Member Payment Dependent Notes Series 411653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411653	$12,800	$12,800	12.84%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411653. Member loan 411653 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Central Parking Systems	Debt-to-income ratio:	8.85%
Length of employment:	3 years 6 months	Location:	DAYTONA BEACH, FL

Home town:	Lawton
Current & past employers:	Central Parking Systems
Education:	DBCC

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 3 accounts from wells fargo to stop revolving interest and purchase property for investment.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,759.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411740	$6,500	$6,500	13.47%	1.00%	June 11, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411740. Member loan 411740 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	houston electric	Debt-to-income ratio:	17.69%
Length of employment:	5 years 2 months	Location:	FAIRMONT, OK

Home town:	Enid
Current & past employers:	houston electric
Education:	Autry Technology Center

This borrower member posted the following loan description, which has not been verified:

thank you for taking the time to look

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you buying with the $6,500.00? Why is it that you don't have a Revolving Credit Balance? You have 4 open credit lines. do you use debit cards exclusively? Good Luck! Plasticman	i want to buy my 15 year old daughter a nice car for her 16 th birthday she has worked so hard the last year on her grades and we are really proud of her i am trying to build my credit so i am unsure about the revolving credit no i dont use debit cards exclusively the open lines of credit are 2 credit cards we havent used and 1 we do use then our mortgage thank you
What are your monthly expenses? Does your daughter have a job, and will she be paying her own part of the insurance?	about $1200 give or take really depending on what we spend on groceries yes she babysitts for a single mom in our home town during the week for now she wants to work at wal mart once she has a car and yes she wil pay her insurance thank you
Have you applied with Lending Club to have income verifiyed? You say your monthly budget is $1200. You say you make $3,250 per month. That leaves $2,000 per month left over. What is your balance in savings accounts? Are you sure you want to borrow this money?	i am not sure about the income verification i have appled to be verified we recently bought a new house and placed on undevoleped land for a year we had saved for our down payment then once we bought the house we had to put electric water and septic on the land we did this on that extra money every month we have a saving with 3+ months worth of bills
I'm interested in your loan request, I have a few questions. Do you have any other car loan options? This interest rate seem a little high, I just don't want you to pay this rate when there are better rates out there. Please tell more about what you do for a living. Are there any other sources of income for your home?	yes i have looked into auto loans but we will be able to buy her a nice car and if enough is left (we are hoping to find a good deal )we can continue to work on our house depening on whats left also i would like her to have a nice party with a car loan i can only buy a car this amount will cover the cost of the car and a little extra understanding rates vs freedom i am am electrician also i run heavy equipment and welding all for the company i work for during the summer i help family harvest an earn extra income i am looking for a chance to build my credit also i really think the social lending is a great idea thank you

Member Payment Dependent Notes Series 411755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411755	$2,500	$2,500	12.84%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411755. Member loan 411755 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Silver Lining Investment Properties LLC	Debt-to-income ratio:	17.17%
Length of employment:	2 years 8 months	Location:	Eugene, OR

Home town:
Current & past employers:	Silver Lining Investment Properties LLC, Tucker Built Construction
Education:	Lane Community College

This borrower member posted the following loan description, which has not been verified:

My company is Silver Lining Investment Properties LLC, and we have been in business since 2007 buying and selling residential houses. We buy bank owned houses at .40 to .50 cents on the dollar and then resell them to retail buyers and investors for .80 cents on the dollar. It is great to see new home owners in an affordable house with pre-existing equity. Our company runs about 3 to 5 properties at a time. Since the current credit meltdown our business lines of credit with two of our banks and loan programs have disappeared. We now need to reinvest most of our profits to fund any new properties we purchase, which is fine, but ties up a lot of our cash and is keeping us from expanding our business. This loan would help us with a down payment on a great property deal in Portland, Oregon. We just had an offer accepted by Umpqua Bank for $225,000 and need to put 20% down to get financing or $45,000. We are investing $34,000 of our own cash for the down payment and still need $11,000 to meet the 20% down payment requirement of $225,000. The property is valued at $399,000 which is very conservative market price; two comparables on the same street have sold for about $425,000 in the last 2 months. It is in a great neighborhood by great schools, and it is too good of an opportunity to pass up. -The loan will be paid off in 6 months to 1 year, after the house is sold or refinanced. Thank you for your consideration, Michael Allen Silver Lining Investment Properties LLC Owner

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,687.00	Public Records On File:	1
Revolving Line Utilization:	39.20%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411775	$12,000	$12,000	14.11%	1.00%	June 15, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411775. Member loan 411775 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Priority Jet LLC.	Debt-to-income ratio:	7.23%
Length of employment:	1 year 6 months	Location:	Jackson, GA

Home town:	Houston
Current & past employers:	Priority Jet LLC., Global Data Aviation
Education:	Falcon Flight School

This borrower member posted the following loan description, which has not been verified:

Lender(s), I am a corporate pilot who was unemployed a couple of years ago. I only have credit card debt and a house payment. I would love to pay-off my Credit Card debt but the interest is killing me. Please take some consideration in loaning me some cash to pay this off. I am always on time with my credit card bills. Thank you, Phillip Wolfram

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	21
Revolving Credit Balance:	$13,018.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Mr. Wolfram, If your loan is fully funded, who much lower would your monthly debt payment be?	I would say over 3 years it would save me about $3000.00 in interest and other "fees". Thanks, Phil

Member Payment Dependent Notes Series 411809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411809	$19,000	$19,000	12.53%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411809. Member loan 411809 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,975 / month
Current employer:	Bureau Veritas	Debt-to-income ratio:	10.54%
Length of employment:	3 years 11 months	Location:	BUFFALO, NY

Home town:	Ft Madison
Current & past employers:	Bureau Veritas, Delaware North Companies, Barrister Info Systems, National City Corp.
Education:	SUNY at Buffalo, Case Western Reserve University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off and close two revolving accounts (8k and 6k) and pay off two other debts with the rest - i have an excellent work history and excellent pmt history of all my accts for 20+ years.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	13
Revolving Credit Balance:	$30,092.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 411843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411843	$5,000	$5,000	10.95%	1.00%	June 15, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411843. Member loan 411843 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	General Electric	Debt-to-income ratio:	11.27%
Length of employment:	1 year 6 months	Location:	Simpsonville, SC

Home town:	Glenn Ridge
Current & past employers:	General Electric, Exxon Mobil Corporation
Education:	Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

Financing purchase of used Ericson 23 sailboat.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,572.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 411897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411897	$4,400	$4,400	13.47%	1.00%	June 12, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411897. Member loan 411897 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Time Warner Cable	Debt-to-income ratio:	19.11%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:	Alexandria
Current & past employers:	Time Warner Cable
Education:	Pikes Peak Community College

This borrower member posted the following loan description, which has not been verified:

Need money for college

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,166.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wouldn't you get lower interest rates by taking out student loans?	Unfortunately for me I already have subsidized and unsubsidized student loans I am currently paying on.
hi, how are you going to pay for the loan once school starts?	I am already paying on student loans currently. Also I am enrolled and attending school now and I work a regular job.

Member Payment Dependent Notes Series 411992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411992	$6,000	$6,000	11.89%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411992. Member loan 411992 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Spot	Debt-to-income ratio:	7.15%
Length of employment:	11 months	Location:	Chicago, IL

Home town:
Current & past employers:	Spot
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

This loan would be to consolidate my credit card debts, and have one payment at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,217.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Spot ?	Spot is a financial services/trading firm in chicago.

Member Payment Dependent Notes Series 412034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412034	$7,000	$7,000	13.47%	1.00%	June 16, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412034. Member loan 412034 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,583 / month
Current employer:	James O. Sanders	Debt-to-income ratio:	14.66%
Length of employment:	7 years	Location:	WAYNE, PA

Home town:	Phoenixville
Current & past employers:	James O. Sanders, Tom Singer
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to get out of debt

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,896.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, May I ask how much is your monthly expense besides of this loan? please give some details, thx	Type your answer here. Health insurance 35.00, Telephone 50.00, Cell phone 42.00, Gas 100.00. I'm not sure what exactly I am suppose to give you but these are my bills besides the credit cards, which I plan to downsize all.

Member Payment Dependent Notes Series 412217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412217	$15,000	$15,000	11.89%	1.00%	June 16, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412217. Member loan 412217 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Federal Aviation Administration (FAA)	Debt-to-income ratio:	19.61%
Length of employment:	6 years 6 months	Location:	Pearl City, HI

Home town:	Waimea
Current & past employers:	Federal Aviation Administration (FAA)
Education:	Heald College at Honolulu

This borrower member posted the following loan description, which has not been verified:

Hi, I would like to refinance my loans with a better interest rate. Thanks, Romeo

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,694.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what loans do you have and at what rates?	I actually have 1 big loan from Bank of America for $15,000 and the rate I have with them is 15% Thank you for your consideration.
Your revolving credit balance shows $21,694 yet you are only requesting $15,000. Can you explain the difference? Please provide a monthly budget with this loan funded. Have you submitted info to Lending Club to verify employment? Mahalo	I'm only requesting $15,000 because I'm going to use it to pay off a loan which has the rate of 15%. All other credit balance have an APR of 10% or less. I have not submitted info for verification of employment. Should I? They didn't ask for it.

Member Payment Dependent Notes Series 412246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412246	$25,000	$25,000	15.37%	1.00%	June 16, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412246. Member loan 412246 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,585 / month
Current employer:	Principal Financial Group	Debt-to-income ratio:	23.85%
Length of employment:	5 years 2 months	Location:	Leeds, AL

Home town:	Cruger
Current & past employers:	Principal Financial Group
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

I have an opportunity to expand my pet care franchise by purchasing another established franchise in a nearby market. My business plan calls for $35,000 total investment. I have $10,000 to invest in this project. The additional franchise is $22,000 and my operating budget for the first six months is $13,000. The operating budget will cover marketing expense, the purchase of a new computer and other overhead related to the operation of the two franchises. Fetch! Pet Care is a leader in the pet care industry. With over 200 franchises nationwide we are one of the fastest growing franchise companies in the US. I have over 15 sitters in my market today and the new territory has 8 sitters with an opportunity to expand that number immediately. This is a family owned and operated business. Please share any questions you have and I'll be happy to answer them. Have a great day and thanks for your consideration.

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,741.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income with lending club?	Hey- thanks for your inquiry. I have provided paystubs and 1040s for the past two years to the credit department. They have verified the information and approved my file.

Member Payment Dependent Notes Series 412756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412756	$4,000	$4,000	13.47%	1.00%	June 16, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412756. Member loan 412756 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	PEOPLES HEALTH NETWORK	Debt-to-income ratio:	16.71%
Length of employment:	7 years 1 month	Location:	chalmette, LA

Home town:	new orleans
Current & past employers:	PEOPLES HEALTH NETWORK, The Oath of Louisiana
Education:

This borrower member posted the following loan description, which has not been verified:

I am needing a loan to help pay debts that I have. I am a very responsible person that will make my payments on a timely manner.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	62
Revolving Credit Balance:	$11,346.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why didn't you borrow $11,346.00? Lenders like to have the only loan payment besides the mortgage payment every month. By borrowing the "Full Ammount" of the Revolving Credit Ballance($11,346.00) we feel that it is a safer loan because the borrower has demonstrated a sincere desire to become debt free in just 36 months. Your payment would have been smaller too! If you don't get funded, please relist at $11.5k and i as well as many others would be glad to fund your loan. Good Luck! Plasticman	I thought that if I was able to pay some of the outstanding amount that I would be able to start paying down the remaining balances myself instead of borrowing the entire amount.

Member Payment Dependent Notes Series 413227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413227	$3,250	$3,250	14.11%	1.00%	June 12, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413227. Member loan 413227 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Diebold	Debt-to-income ratio:	23.65%
Length of employment:	5 years 6 months	Location:	Canton, OH

Home town:	Canton
Current & past employers:	Diebold
Education:	Thompson Institute, foley belsaw, Cleveland institute of electronics

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off my school and all my curent bills. I work full time and go to school full time. I live a lone and I am trying to lower the stress in my life. When I was younger I had a problem with credit cards and it messed up my credit. I am much older and wiser and looking for good people to help me in turn I will return the favor. thank you

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$545.00	Public Records On File:	2
Revolving Line Utilization:	90.80%	Months Since Last Record:	40
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 413237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413237	$6,000	$6,000	7.68%	1.00%	June 16, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413237. Member loan 413237 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Luminant	Debt-to-income ratio:	6.62%
Length of employment:	15 years	Location:	GRANBURY, TX

Home town:
Current & past employers:	Luminant
Education:

This borrower member posted the following loan description, which has not been verified:

Septic will be installed by licensed personnel

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,104.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Suggest you get your income verified. This will encourage prospective lenders.	I'm not sure how I would go about doing what you ask. I gave Lending Club permission to contact my employer to verify my employment. If you mean I should get my bank account verified, I just checked my account online and there has been no deposit yet. Until I get that small deposit I can't do my part to complete the bank verification. If memory serves, the bank verification could take up to 2 business days which would be Tuesday, the 8th. If you have any more questions, let me know.
Suggest you get your income verified. This will encourage prospective lenders.	I'm not sure my company would appreciate me making detailed information contained in my pay stub public. Perhaps there is another way I can provide justifiable income without providing the additional details contained on my pay stub. I will contact Lending Club to see exactly what is required.
Hi, could you give a breakdown of your monthly income vs. expenses? Thanks.	Take home is about $4400/month. Total monthly bills, living expenses, food, and gasoline is approximately $3800/month. My local bank wanted to charge 8.9% and the lending club is about a percent cheaper. I am all about going the less expensive way.
I think that if you call lending club they can help you with the information about how to verify your income. I think it is as simple as faxing them copies of your pay stubs. Toll-Free Member Support: (866) 754-4094 Hours: 8:00am???5:00pm PST, Monday???Friday	Thanks for the information.

Member Payment Dependent Notes Series 413392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413392	$9,500	$9,500	11.58%	1.00%	June 15, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413392. Member loan 413392 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Wilmington Paper	Debt-to-income ratio:	7.14%
Length of employment:	5 years 7 months	Location:	LINCOLN PARK, NJ

Home town:	Westwood
Current & past employers:	Wilmington Paper, Calvary Temple of Wayne NJ
Education:

This borrower member posted the following loan description, which has not been verified:

Thanks! Iam a very responsible person who always pays her bills & on time.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,928.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell more about the current revolving credit balance due.	I have for the past 2yrs $16 being deducted for dental bill. I have not changed my lifestyle to adjust this expense. I will not have any dental or deductions from my paycheck next year.
When will you be able to contact Lending Club to fax in information to verify your income?	This is the 1st Im hearing this. I have my paystubs at home & can bring them in tomorrow. What do you need & where do I fax this to?The past 2yrs I had a dental bill of $16k & I have not change my lifestyle. Next year I will have no deductions from my paycheck & or dental
I need more information. Please describe IN DETAIL what you are going to spend this money on. Please provide me with a monthly budget that includes this payment. Have you submitted paperwork with Lending Club to verify income? Thanks	No one asked me to verify my income.
What do you do at Wilmington Paper and how sfe is your job?	Bookeeper & very safe

Member Payment Dependent Notes Series 413454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413454	$6,000	$6,000	7.68%	1.00%	June 12, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413454. Member loan 413454 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	IBM	Debt-to-income ratio:	9.61%
Length of employment:	10 years 5 months	Location:	Austin, TX

Home town:	New York
Current & past employers:	IBM, Computer Associates (CA)
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

My FICO score Equifax FICO?? score: 751 On June 2, 2009 My Transunion score: 729 On June 2, 2009 MY score is above the average score of U.S. consumers and demonstrates to lenders that you are a very dependable borrower. Based on my scores I am looking for the lowest interest rate possible to borrow $6000.00 for elective surgery. Although I do have the money in savings to pay for my surgery I would like to keep my cash on had. I have 28 years of credit history. I'd like to see what my different options are depending on the length of the loan.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1981	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,306.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 413556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413556	$2,500	$2,500	13.47%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413556. Member loan 413556 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	City of Billings	Debt-to-income ratio:	13.76%
Length of employment:	10 years 7 months	Location:	billings, MT

Home town:	longview
Current & past employers:	City of Billings, Yellowstone County, Montana
Education:	Harding University; South Texas College of Law

This borrower member posted the following loan description, which has not been verified:

Responsible, reliable, advanced degreed professional with a secure long term employment position needs short term loan to pay hospital diagnostic bills that health insurance will not fully pay.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$45,304.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your delinquency that occurred 29 months ago. Thanks!	Type your answer here. From reviewing my credit reports from the three reporting companies I see that I was 30 days late for a credit card payment to Bank of America (BOA).
Please also explain your $45K revolving credit balance. Thanks!	Type your answer here. These are credit cards. All state"open/never late" on my three credit reports. This status also includes my mortgage. I have purchased two homes in 30 years and have never missed or been late on a mortgage payment.

Member Payment Dependent Notes Series 413628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413628	$3,000	$3,000	11.58%	1.00%	June 12, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413628. Member loan 413628 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Medical Staffing Network	Debt-to-income ratio:	7.55%
Length of employment:	4 years	Location:	Elizabeth, PA

Home town:	Elizabeth
Current & past employers:	Medical Staffing Network, Mercy Hospital of Pittsburgh, Pa
Education:	Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

Would like to pay off high interest credit card debt, approximately 3000 and put glass block windows in my basement

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,245.00	Public Records On File:	1
Revolving Line Utilization:	11.50%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan application indicates your income has not been verified, how soon will you be able to contact Lending Club to provide the documents required to validate your income?	Type your answer here. Ihave copies of my past pay stubs , should I fax them somewhere?

Member Payment Dependent Notes Series 413655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413655	$6,400	$6,400	8.00%	1.00%	June 12, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413655. Member loan 413655 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,766 / month
Current employer:	Atlantic General Hospital	Debt-to-income ratio:	1.57%
Length of employment:	5 years 3 months	Location:	OCEAN CITY, MD

Home town:	Downingtown
Current & past employers:	Atlantic General Hospital, Fish Tales Bar and Grill, Chili's, Perkins Family Restaurant
Education:	Shippensburg University of Pennsylvania, Salisbury University, Wor-Wic Community College

This borrower member posted the following loan description, which has not been verified:

I have been a Registered Nurse for five years and live in Ocean City MD. I have had a boat slip for two years but no boat! I have found my dream vehicle under unfortunate circumstances. A local woman was recently diagnosed with cancer and she has to sell her "dream boat" and I just happened to be looking. Her 2000, 20 foot Yamaha sport boat is quite a beauty, well maintained and seldom used due to her illness. I am sure the woman and her husband could use the sale proceeds for medical expenses. Last year I obtained the Maryland Safe Boaters certification. I earned my BSN degree from a local university with the help of the Lions Club scholarship and work full time at the local hospital. I financed a car three years ago through Lending Tree and successfully paid the loan in one year. I recently had minor surgery and was able to finance through Capital One Medical Loans and this loan was also paid back in one year. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,521.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income/debt (i.e. spouse)?	My fiance is assisting financially with portions of the cost such as maintenance, insurance, storage, etc. He is an HVAC technician employed full time.

Member Payment Dependent Notes Series 413720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413720	$7,000	$7,000	9.63%	1.00%	June 11, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413720. Member loan 413720 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Foley & Lardner LLP	Debt-to-income ratio:	13.79%
Length of employment:	1 year 3 months	Location:	San Diego, CA

Home town:	Mission Viejo
Current & past employers:	Foley & Lardner LLP
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

To Prospective Future Lenders, I am a working post-college graduate working in the legal industry. Like many of my peers, I've accrued some debt while searching for jobs and everyday living expenses. I plan on returning back to school in a year or so and hoping to pay off this debt in full. My job and income is pretty solid, especially in the intellectual property field. Please help me rid my debt and in return earn a healthy profit for you. Thank you. Danny

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,571.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413731	$6,000	$6,000	14.74%	1.00%	June 15, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413731. Member loan 413731 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,721 / month
Current employer:	BRPH Architects and Engineers	Debt-to-income ratio:	12.57%
Length of employment:	4 years 2 months	Location:	Melbourne Beach, FL

Home town:	East Patchogue
Current & past employers:	BRPH Architects and Engineers, Vanderweil Engineers
Education:	Lafayette College, SUNY at Stony Brook

This borrower member posted the following loan description, which has not been verified:

I want to consolidate debt and free up money for going back to school. My employer offers tuition reimbursement, but I need money upfront. I've already been accepted in a BS Mechanical Engineering program as a Senior and will start this fall. Thanks.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$17,133.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell me what your delinquent payment less than two years ago was about? Thanks	Thanks for your question. I don't exactly remember, but I know that my son John was hospitalized for about a week and I had a sudden influx of medical bills, which are all now paid. Thanks

Member Payment Dependent Notes Series 413761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413761	$2,000	$2,000	13.16%	1.00%	June 15, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413761. Member loan 413761 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,417 / month
Current employer:	T and D Flooring Inc.	Debt-to-income ratio:	15.39%
Length of employment:	1 year	Location:	LAKELAND, FL

Home town:	Lakeland
Current & past employers:	T and D Flooring Inc., Rapid Surveying Inc., Global Surveying P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

I've never missed a payment on any other loan, card, or bill that I have ever had.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$604.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list your expenses, including credit card monthly payments? Are you putting something into savings each month?	Truck payment ($345) and Ins. ($111). I have a walmart card but I only pay about $20 to $50 a month on that. Anything after fuel and groceries goes into savings for emergencies.
I would like to help fund your loan, but have a few questions. Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Are you the one in need of surgery, and is it considered cosmetic surgery? How long are you anticipating to be out on medical leave from your job? How many months of total living expenses does your emergency fund currently cover?	Yes I can verify it with the Lending Club. This surgery is cosmetic and isn't for me, it's a birthday gift. My emergency fund covers about 4 months of living expenses at this point.
How long has your mortgage been paid off? Why are you will to pay this high interest rate for this loan? Maybe a loan again your home would be better?	The house I live in is not payed for by me. I know it's not the best interest rate but it's the only option I have right now.

Member Payment Dependent Notes Series 413783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413783	$2,000	$2,000	15.37%	1.00%	June 12, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413783. Member loan 413783 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Temple University Hospital	Debt-to-income ratio:	1.28%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:	Temple University Hospital
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

Dear Sir, I need a loan to finance a used car through a dealership in Shillington, PA. We went to the dealership, test drove the car and had it checked with a qualified mechanic. Everything seems to be fine, but the financing is an issue. I only have about $1500 in my bank and the car is worth $7800 (after tax and tags). We presently have an old car, but it is insufficient for me and my parents. I am a Health Information Management Student at Temple University, Philadelphia. I work part time for 15 hours/week at Temple University Hospital during regular semester. I had been working full time since my summer vacation started and plan to work full time until college reopens in September. Right now I have trouble commuting from work to home, because I have to take 2 buses and a train to reach my college while my parents manage with the one car. I am capable of paying $250/month towards this car loan. I would be grateful if you could lend me some money, I promise to pay it off within the required time frame with interest.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,658.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 413809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413809	$5,000	$5,000	9.32%	1.00%	June 16, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413809. Member loan 413809 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Jamba Juice Company	Debt-to-income ratio:	6.56%
Length of employment:	2 years 5 months	Location:	Emeryville, CA

Home town:	Stevens Point
Current & past employers:	Jamba Juice Company, SalePoint, Inc. - San Diego, Ca
Education:	University of Wisconsin - Stevens Point

This borrower member posted the following loan description, which has not been verified:

I own a home in Thailand where my wife is currently living. We wish to remodel the bathroon and kitchen.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,226.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413920	$4,325	$4,325	11.89%	1.00%	June 11, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413920. Member loan 413920 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Kaiser Sunnyside Hospital	Debt-to-income ratio:	13.73%
Length of employment:	31 years 4 months	Location:	Portland, OR

Home town:	Portland
Current & past employers:	Kaiser Sunnyside Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will pay off a high interest capital one credit card recently raised to 17% & 24% even though I have never missed a payment over 8years.I have good credit as well as a 31 years of employment at a local hospital .My husband is on ssa & works part time to pay off his car loan approx 4oo.00 a month. No other outstanding loan but our Mortgage to ing direct bank 181,000 @ 1o16.05 a month . My credit score last checked with experian was 777 Dec 2008.Intereted in monthlyautomatic payments.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,357.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am I understanding correctly that you owe money on only one credit card? Do you make more than minimum payments on your card? If you are getting this loan to pay off the card, what is your plan for not running up credit card debt again?	Type your answer here.Yes all the other cards have been paid off this is the last one .Now that my husband is on ssa we do not need a card with such a high interest rate.Our bank (ING DIRECT) has given us a $1000 overdraft protection therefore we do not need to use is However if we close the account our credit score will probably drop about 30 points so we have agreed not to use it.
Just terrible how the credit card companies can raise rates like that. About how long have you been paying the current mortgage?	Type your answer here.We have just recently refinanced through our bank (ING DIRECT) @ 5.25% we did not take any additional money .Our house was valued at $280.00 we owe $180,000 we purchased the house in Feb 1978.Now that kids are all grown and out of school we did not need any money when we refinanced.My husband is a disabled veteran he had to have several need sugeries and out of work so i basicly used credit cards the last 5 years to survive i managed to pay them all off exept capital one. Paid off discover 10,000,american express 5,000 and 2 personall loans.I worked a lot of overtime .I only have 8 more years to full retirement at hospital and our health ins will bwe paid for both of us.I hope that answers some of your questions.Thank you

Member Payment Dependent Notes Series 414017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414017	$3,000	$3,000	7.68%	1.00%	June 11, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414017. Member loan 414017 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Tapemation Machining Inc.	Debt-to-income ratio:	0.65%
Length of employment:	13 years	Location:	Santa Cruz, CA

Home town:	Elmira
Current & past employers:	Tapemation Machining Inc., US Navy
Education:	Cabrillo College

This borrower member posted the following loan description, which has not been verified:

I'd like to get two dental implants. I don't want to wait for a year, which is what I'd have to do if I saved the money. I have a good and very secure job as a certified tig welder. We make products for aerospace and research.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$332.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of implants and they really are nice. Will you verify your income with lending club?	Yes, I have no problem with that. I will find out what the procedure is and have my income verified as soon as possible.

Member Payment Dependent Notes Series 414047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414047	$7,600	$7,600	12.21%	1.00%	June 12, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414047. Member loan 414047 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	University of Texas San ANtonio	Debt-to-income ratio:	2.08%
Length of employment:	1 year	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	University of Texas San ANtonio, University of Illinois at Chicago, Georgia Institute of Technology
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

My financial situation is very stable. My monthly bills (including minimum debt payments) consume less than 70% of my net income. I don't have car payments. My only debts are 9 different credit card accounts that I want to consolidate in a single loan. I am a professor at a university, which offers above average job security. My credit score is 711. My credit card debts were qcuired during graduate school. I no longer use credit for anything. I want to maximise my cash flow in order to save for a house down payment. Hence, the refinancing of my debt.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,763.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your degrees in? Any other household income/debt (i.e. spouse)?	Hi, thanks for your inquiry. I have a PhD in Public Policy (and that's what I teach at the UTSA). My total debts of any kind are the 11,000 I'm looking to refinance through the Lending Club. My car is paid in full, and I'm currently single, so no other household debts. Please don't hesitate to contact me if you need any additional information. Thank you once again.
How well published is your academic research? Understand only 1 year on the job so any comments related to current research would be of interest.	Hi again. As far as publications are concerned, so far I think I'm doing okay - I have 9 peer-reviewed articles that are already published, 2 in press, and another 4 that are currently in the "revise and resubmit" stage. My areas of specialization are science and technology policy and public management. Some of the journals I publish in are "The Journal of Technology Transfer" and "Public Administration Review". UTSA only expects about 2 papers per year, so hopefully I'll be fine come tenure time :).
Your credit history indicates only 3 lines of credit open with a revolving balance of $1763.00. Your loan description mentions 9 different credit card accounts with a total debt load of $11,000. Would you please explain this descripancy? Thank-you . Your credit history is attractive to potential lenders. Your loan should fund quickly.	Hi, thank you for your question. I am also confused by what shows as my credit history in the Lending Club account - it is not accurate (though I wish it was true!). I have closed all but one of my credit accounts. Some creditors (e.g. Capital One) do not show the accounts as 'closed' on the credit report until they are paid in full, so that's probably part of the explanation. In any case, the rest of the info showing is inaccurate: I currently have 9 accounts (8 of them closed) with balances on them; the balances range from 480 to 2,700, and the total balance on all accounts combined is about equal to the 11,000 I'm trying to fund. My guess is that Lenging Club only shows the balance on the 'open' accounts: I have one Capital One account with a balance of ~1,000, one Juniper account (thie is the open one) with a balance of ~500, and a PayPal account with a balance of ~480. Combined, these balances seem to be close to what currently shows as revolving credit. I can't think of any other explanation. Yes, my credit is okay (711 FICO last time I checked, 2 months ago), though probably not as good as it could have been though to high credit utilization; but, I've never had a late payment and more importantly - I stopped using credit when this was no longer necessary (i.e. after landing my first permanent job :)). All my debts were incurred during 5 year graduate study. Poor substitute to student loans, but on the upside, I don't have any student loans... Thank you once again for your interest in my case. Regards, b
Income verification with LC would make you an attractive borrower.	Thanks, yes, I'd like to do that, but I could not find information in the FAQs on how to do it (they only have info on bank account and identity verification?). My current annual income is 60k on the nose, with annual (merit based) raises between 3% and 7%, depending on performance and the state budget. (I expect my raise after this year to be 4% -->I got "very good/outstanding evaluation", but even Texas is short on money these days, so they trimmed the merit pools...) I guess I'll just call them and hopefully my income can be verified soon.

Member Payment Dependent Notes Series 414112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414112	$3,200	$3,200	11.26%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414112. Member loan 414112 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	7.51%
Length of employment:	n/a	Location:	Bellevue, WA

Home town:
Current & past employers:	Espresso Liquidators of Seattle, Harbour Entries, LLC, Microsoft via Volt Technical, KSTW CW11 Television
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

We need to build out a space to put in a coffee shop. We own our major equipment and have consultants on our team that have experience in the industry and have built multiple shops of their own. The space right now lacks power and needs a overhaul to give it a clean look. This space is located in a busy diverse neighborhood of Seattle, near a college with lots of young adults and professionals walking by to their destination. It is also located next to a bus stop. With the equipment capable of producing 100 lattes approx/hr, we expect to grow a daily following over the first few months of "on the go" commuters. Or also just make it a fun place to spend time for our customers. With the 20+ years of experience and knowledge our consultants have, we expect the return in this location to pay the lender(s) back in good time.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$997.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Wisdomcb, I have a couple of questions. How many months do you have in reserve for your business? How many parnters are there? Have you made a business plan? How much have your partners and you put up for the business? If the business does not succeed with all your best efforts, how would you pay back the loan? Thanks, Samos	Hi Samos! Q: How many months do you have in reserve for your business? A: 3 months due to the nature of the business and the fact that we are paying the entire years rent in advance which is $300.00 per month (3600.00). Q: How many parnters are there? A: 2 myself and my consultant who is a 20 year industry expert. Q: Have you made a business plan? A: My partner and consultant has. Q: How much have your partners and you put up for the business? A: The investment thus far is the equipment and partial materials for the buildout approximately 15,000.00 Q: If the business does not succeed with all your best efforts, how would you pay back the loan? A: The consultant owns and operates the industries only liquidation company that specializes in the coffee business and he feels strongly that a small amount like 9-10k operating capital is easily recoverable with the equipment and supplies or a sublet since we are prepaid for the entire year in the space and have asked for a sublet allowance in the event that I have difficulty fulfilling the agreement. Furthermore KEY MAN INSURANCE will be acquired to offset any unexpected tragedy. - Thanks for the questions as I appreciate the interest. Please note that though my loan amount has been reduced, I am looking for $10-15k for 1 year at 20% return based on the business model and my credit as my partner has already put up the other half.
What street is this on? Also, are you currently employed (Current Employer is specified as "n/a" above)? If so, where?	Hi SalvadorTx: - The location is on Capital Hill. - After leaving Microsoft (via Volt Technical Services), I've been interning at Espresso Liquidators in Seattle and plan to become self-employed when I get the remaining funds to open this coffee shop.

Member Payment Dependent Notes Series 414162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414162	$4,000	$4,000	13.79%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414162. Member loan 414162 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Dialight Corporation	Debt-to-income ratio:	13.60%
Length of employment:	6 months	Location:	Bradley Beach, NJ

Home town:	Boston
Current & past employers:	Dialight Corporation, Department of Commerce (DOC), Romney for President Inc.
Education:	Wheaton College-Norton

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate high interest credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,318.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent + Utilities? How much do you spend on Transportation(Gas,Insurance,bus pass,etc.) Any car payments? List any on going expenses and amounts (gym,tuition,life ins, cell etc.)? Any dependents?	Good Morning, I do not have any dependents. Rent + Utilities is about $1,000 a month. Transportation: I work 6 miles from my office so usually bike to work, weather permitting. During the winter months if I am to drive it is close to $20 a week. Car + Insurance: I do not have a car payment and for the next 6 month have my insurance covered by my parents. After that six months I will go back to paying $42.56 a month for car insurance. Student loan: $250 a month. Groceries: $100/ $150 a month Cell: paid for by my company Credit Card Payment: $100/ month Give or take $100 bucks here or there and I would say a healthy number would be about $1600 a month. I travel alot for my company, usually 2-3 times a month for several days at a time so often these numbers are lower as I am not in town. These numbers do not account for that. If you have any other questions please feel free to ask. Thanks, TJ Struhs

Member Payment Dependent Notes Series 414165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414165	$10,000	$10,000	9.32%	1.00%	June 12, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414165. Member loan 414165 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,267 / month
Current employer:	Pecan Deluxe	Debt-to-income ratio:	6.40%
Length of employment:	7 years 6 months	Location:	DALLAS, TX

Home town:	Dallas
Current & past employers:	Pecan Deluxe
Education:

This borrower member posted the following loan description, which has not been verified:

I have great credit. NEVER A LATE PAYMENT in my life. My highest interest rate ever on a car loan was 5.85% so I am also familiar with those. Give me a chance, that's all I need.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, it will promote confidence among the lenders.	I wasn't sure how to answer this question so I called Lending Club. The gentleman I spoke to said that once everything was together, they would have a team member contact me with what they need. I can tell you that I am a salaried employee, have been with the same company for 7 1/2 yrs & my monthly "Paycheck" income is $4766.66 I also sell avon & jewelry on the side so I don't really have any paper back up on that. If you have anyfurther questions let me know.
Can you confirm your income with lending club? And provide a breakdown by category your expenses, including any debt payments?	I wasn't sure how to answer this question so I called Lending Club. The gentleman I spoke to said that once everything was together, they would have a team member contact me with what they need. I can tell you that I am a salaried employee, have been with the same company for 7 1/2 yrs & my monthly "Paycheck" income is $4766.66 I also sell avon & jewelry on the side so I don't really have any paper back up on that. If you have anyfurther questions let me know. Is the Lending club supposed to give me something to fill out, because I haven't recieved any questionares?
You said above that your highest interest rate was 5.85%. Is lending clubs 9.32% okay with you then? If you are used to about 5% how come you are not exploring that avenue? Thank you for your timely response.	I have, but I am looking to do several things with that money. 1. I will be looking for a car fo my daughter. We live about 30 min's away from the school & she gets dropped off an hr 1/2 early & is picked up an hr 1/2 after school is out. 2. The banks want me to have the car info in hand. I want to take my time & look. I am not getting her a brand new car either. So yes, there is a 4%difference. I also need to do some home repairs, pay off my scattered cc bills (rates are between 9.85 & 9.99) & if possible, I would like to go to school for automotive paint & body. On a personal loan the interest rates start anywhere from 12-28%. My goal is to not go higher than my cc rates & just make 1 payment.

Member Payment Dependent Notes Series 414231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414231	$6,000	$6,000	8.00%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414231. Member loan 414231 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Sabritec	Debt-to-income ratio:	3.63%
Length of employment:	1 year 6 months	Location:	IRVINE, CA

Home town:	Stockton/Union City
Current & past employers:	Sabritec, Alcon, New United Motors Manufacturing
Education:	Cal Poly, San Luis Obispo

This borrower member posted the following loan description, which has not been verified:

Since I cannot get approved for a motorcycle loan through any banks for silly reasons (one said I didn't have any history for motorcyle loans? And another didn't like how I have 3 student loans opened, 1 is mine and two is for my little brother who i am a co-signer of). My credit score is 739! I have a stable job and make $68K a year, and can definitely afford a motorcycle, but after taxes and paying rent and bills, I can't afford to spend $5000 all once to purchase a motorcycle. I have $500-1000 extra each month that I put away for a rainy day. I found a really nice bike for around $5000 that I would like to purchase (i took out the loan for a little more to cover registration fees and a motorcycle safety class and riding gear). I have a car but I would like to buy a bike to cope with the stressful commute I make to work. Plus i've always wanted a bike! =) So I am hoping you guys can help me out! I will be definitely be able to pay off the loan in 24 months, if not even sooner. Please help me out! I will gladly answer any questions. Thanks for your help in advance!

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$508.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at Sabritec? How much is still remaining on your student loans, and is your little brother still attending school or is he currently employed? How many months of total living expenses does your rainy day fund currently cover?	Hello! I have no problem verifying my income with Lending club. I will contact a staff member immediately. I work as an industrial engineer at Sabritec. Which means I perform various time studies and cost analysis. I also write assembly procedures and create work travelers/routers. I still have about $20K left on my student loans, I graduated college 2 years ago so I've only been making payments for a little over a year. My little brother is still in his 3rd year of college. Currently my rainy day fund should keep me afloat for 6 months to a year in case I lose my job or anything, but I am adding to it each month. Thanks for the interest and keep the questions coming or just fund me! =)
1. What are you going to do with your current car once you have the bike? 2. When do you plan to pay this $6,000 loan in full? Thank you.	I will still keep my current car, as it will be more for taking roadtrips & getting groceries haha I plan on paying back the loan in full much quicker than 36 months. Thanks for the interest!

Member Payment Dependent Notes Series 414326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414326	$7,200	$7,200	9.32%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414326. Member loan 414326 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Raven Industries	Debt-to-income ratio:	15.56%
Length of employment:	1 year 6 months	Location:	Sioux Falls, SD

Home town:	Santa Cruz
Current & past employers:	Raven Industries
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

I have recently started my own business called Clarence and Alphie's Shaved Ice on a small budget via a personal loan through my bank, minimal credit card usage, a loan from a family member, and my own savings. Though the business is currently up and running, I am interested in consolidating all of my loans and debt into one monthly payment with a low interest rate. An SBA endorsed business plan as well as two years worth of financial projections can be provided to interested lenders. The $9,000 loan request will be used to pay off every penny of accrued debt as well as provide Clarence and Alphie's with a small reserve (approx $1000) for working capital which will be used for vendor fees at high volume events. This is my first business but have an extensive background in such work, including: restaurants, catering, and large event concessions. Please direct any questions concerning this loan to devonadwilliams@gmail.com My interest in using Lending Club at this stage is born out of my complete satisfaction with my first hassle-free experience with the lenders. I have worked very hard my entire life to maintain a superb credit rating and feel that lending institutions such as large banks (whom are currently profiting off of my venture) do not deserve the business after all of the doors they seemed to close on me in my pursuit of becoming a small business owner. I hope to bring my business and payments over to the lenders of Lending Club.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,138.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you generate cash flow in the winter in SD for this business to service the loan? How much revenue and profit do you expect to make from this business per year?	Hi Buono Soldi- Because I will continue to work my full time job as a Technical Writer until needed, servicing this loan will not be a problem. Being a start-up, there are some uncertainties but have considered most. As far as winter goes, I do have plans that involve taking my operation south, back to Austin TX where I am from in October which will lengthen my season as well as provide me with several great events such as Fun Fun Fun Festival and possibly Austin City Limits Music Festival. Fun Fun Fun is confirmed, but ACL is not, yet. The events in which I am participating in here in SD this summer (Sioux Empire Fair 6 days, Dakota Rockfest 3 days, Corn Palace Festival 5 days, Game-On, Beach Bash, Pioneer Days) in addition to my daily operations from 1101 S Marion Rd, should generate enough cash flow to service the loan through the winter. As I will not be selling my home in SD, my return next summer will be dependent upon my success this summer. If this summer is smash I will look to return or expand for next summer. The last bit of information that you may find helpful is that although I have not included the details in my business plan or projections, I am currently toying with several ideas that will be easily executed out of my concession trailer for winter business. I am an ambitious girl and after graduating from college and spending two years working a 9-5 for a large company, I have realized that I am just not cut out for that sort of thing, so I determined to make my own way and this business is my first step towards that goal. I have no doubts that it will be a success. As far as the financial information, I would be happy to email my 2 year projections if you want to provide an email address that I can attach them to, as the number break downs are about 17 pages. As you may have guessed, the profit margin for a product made of sugar water and ice is extremely high. My projections include a breakdown of several events which I have mentioned in this response. I hope this has answered your questions.
You mention $9,000 loan request, but the listing is for $7,200 does this still meet the objective you are looking for?	The $9,000 figure would have included some working capital after paying off personal loan, credit card, and family loan. My loan options were $7200 at 9% ($230/month) or $9000 at almost 11% ($288/month) and I felt the lower amount was a better option for me and decided to forgo the working capital. Fortunately, I have already purchased enough supplies for the the better part of the summer and paid vendor fees to several large events that should generate a good stream of revenue or additional needs. As for right now, I am in for right around $7500 which this loan amount will just about cover. Because $1000 of that is a small loan from a family member, without interest, I feel like the $7200 amount will take care of all of my needs. Thank you for your interest, Devona Williams

Member Payment Dependent Notes Series 414363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414363	$6,000	$6,000	8.00%	1.00%	June 15, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414363. Member loan 414363 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Catholic Healthcare West	Debt-to-income ratio:	14.04%
Length of employment:	6 years	Location:	DALY CITY, CA

Home town:	Sanger
Current & past employers:	Catholic Healthcare West, Seton Medical Center
Education:	City College of San Francisco

This borrower member posted the following loan description, which has not been verified:

Hello, In order to be able to raise my retirement contribution to the amount recommended, I have at last managed to adapt to living within my means. I would like this loan so I can further reduce my monthly expenses by eliminating my credit debt to help achieve my retirement goal of ensuring the ability to provide decent living conditions for myself when I'm no longer able to work. I am a good candidate for this loan due to the fact I have excellent credit, as well as having a stable position in health care and a long employment history in the field. Thank you for your time. Renee Hanes

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,081.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in the health care sector? Any other household income/debt (i.e. spouse)?	I am work in the business office as a diagnosis coder. I have no other income.
What is the interest rate on the credit cards you will be replacing with this loan?	22 apr

Member Payment Dependent Notes Series 414483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414483	$6,500	$6,500	10.95%	1.00%	June 12, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414483. Member loan 414483 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	DTE Energy Co.	Debt-to-income ratio:	14.13%
Length of employment:	1 year 7 months	Location:	Northville, MI

Home town:	Jackson
Current & past employers:	DTE Energy Co.
Education:	Walsh College of Accountancy and Business Administration

This borrower member posted the following loan description, which has not been verified:

My husband and I were just married last year, and unfortunately ran up a lot of credit card debt paying for wedding expenses and the honeymoon. We were doing okay until the Michigan economy sank and he lost his job. I have a great job with a good salary, but with credit card interest rates its next to impossible to pay my balances down significantly. We are really trying to start a family, but I'm hesitant to start a family with so much credit card debt at such high interest rates. Please help me get a jump start on my new life by ridding myself of my credit cards! Thanks for your help!

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,339.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 414852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414852	$5,000	$5,000	7.68%	1.00%	June 16, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414852. Member loan 414852 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Bain & Company	Debt-to-income ratio:	1.27%
Length of employment:	3 years 9 months	Location:	Los Angeles, CA

Home town:	Worcester
Current & past employers:	Bain & Company
Education:	Claremont McKenna College, Harvard Business School

This borrower member posted the following loan description, which has not been verified:

This fall, I will be getting married and moving to Cambridge to get my MBA degree. I will have a bonus from my current job, but it is not paid out until later this year, and I am hoping to use this loan to help out with the moving expenses. My current salary is >$100k/year, and I have approximately $20,000 in savings. I would use this loan as to not dip into those savings. Once we are married, my fiance will be helping with my living expenses while are are in school. I will likely pay the loan off early, when I receive my bonus later this year. Thanks for considering me!

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,081.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you don't want to dip into your savings, but you will be paying 7.68% on this loan. Interest rates on savings accounts are around the 2% mark now... so why would you not use those savings?	I do have funds in savings, but I am more comfortable having a cash "cushion" in case of emergencies. The interest rates on my credit cards are in the ~7% range, and I would much rather take out a Lending Club loan than put something on the card. I will have more funds later this year from my bonus to repay the loan, but I have to pay for my moving expenses now. Hope this helps!
What was your field of Study when we were at Harvard Business School? When did you graduate from Harvard?	I will be attending Harvard Business School this fall, which is why I am moving to Cambridge. I will be getting an MBA degree (Masters Business Administration) and graduating in 2011.

Member Payment Dependent Notes Series 415094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415094	$4,000	$4,000	7.68%	1.00%	June 16, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415094. Member loan 415094 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,603 / month
Current employer:	Dauntless Corporation	Debt-to-income ratio:	0.87%
Length of employment:	4 months	Location:	Fairfax, VA

Home town:	Cambridge
Current & past employers:	Dauntless Corporation
Education:	Masters Degree in Information Technology

This borrower member posted the following loan description, which has not been verified:

I am a 30-something male looking to make the plunge with my girlfriend. I have decided to try and fix up my condo (lived in for 4 years) so that her and I may be able to sell it, and buy a home together. I am requesting $4,000 for new flooring, lighting and kitchen counter tops. (Supplies mostly as my uncle is a general contractor and will be doing the work) I have excellent credit and carry NO BALANCE on any of my credit cards. Thank you for your consideration

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,220.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 415565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415565	$5,000	$5,000	9.32%	1.00%	June 16, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415565. Member loan 415565 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,967 / month
Current employer:	Pioneer Landscape and Asphalt	Debt-to-income ratio:	8.45%
Length of employment:	7 months	Location:	STONY BROOK, NY

Home town:
Current & past employers:	Pioneer Landscape and Asphalt
Education:

This borrower member posted the following loan description, which has not been verified:

Our home is over due for a paint job. We are not comfortable at this point taking money out of savings, and rather than put the charge on a credit card, (can you say predator?) we'd prefer to take a small loan and pay off the bill.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,334.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What's your title and what do you do at Pioneer Landscape and Asphalt? 2. Given your income, why do you even need to take out a loan on a $10k project? Why aren't you comfortable taking money out of savings? 3. When do you plan to pay back this loan completely? Thank you.	Type your answer here. I am a Project Manager. I took a bit of reduction in pay when I changed jobs. Our son graduated high school and started college this year so we had cars to buy, tuition to pay, some serious dental bills. I have also paid down some 15,000 in credit card debt, as the banks have begun to raise rates on people who carry a balance. I would prefer to continue to pay off my cards, keep some cash in the bank, and borrow on a fixed term like this for things that come up. It is possible that I would pay the loan off early if bonuses came my way, but that is not the plan at this point.
If you can verify your income, I will fund your loan.	Type your answer here. I can verify my income, but to be honest, while I am admittedly new and unfamiliar with this process, it would appear that my loan will be funded shortly. What is required in the way of verification? How would it work? I would think that my credit history would speak for itself in any case, but I am curious as to how one would go about it, pay stubs?

Prospectus Supplement (Sales Report) No. 35 dated June 16, 2009